Exhibit 99.1
FOR IMMEDIATE RELEASE
TUESDAY, AUGUST 30, 2011
CARE INVESTMENT TRUST INC. ANNOUNCES
RESIGNATION OF DIRECTOR
NEW YORK — August 30, 2011 — Care Investment Trust Inc. (OTCQX: CVTR) (“Care” or the “Company”), a real estate investment and finance company that invests in healthcare-related real estate, today announced that on August 25, 2011, Flint D. Besecker tendered his resignation as a member of the board of directors of the Company and the committee on which he served. The resignation is effective September 1, 2011.
The Company would like to thank Mr. Besecker for his unique contribution to the Company as former Chairman of the Board (prior to the Tiptree change of control transaction that was consummated in August 2010), and for his continued service to the Company as an independent director during the year following the closing of such change in control transaction. We wish him well in all of his future endeavors.
About Care Investment Trust Inc.
Care Investment Trust Inc. is a real estate investment and finance company investing in healthcare-related real estate.
Safe Harbor Statement
This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond Care Investment Trust Inc.’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “target,” and similar expressions are generally intended to identify forward-looking statements. Economic, business, funding market, competitive and/or regulatory factors, among others, affecting Care Investment Trust Inc.’s businesses are examples of factors that could cause actual results to differ materially from those described in the forward-looking statements in addition to those factors specified in Care Investment Trust Inc.’s Annual Report on Form 10-K, as well as Care Investment Trust Inc.’s Quarterly Reports on Form 10-Q. Care Investment Trust Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.
For more information on the Company, please visit the Company’s website at www.carereit.com

FOR FURTHER INFORMATION:

AT CARE INVESTMENT TRUST: Salvatore (Torey) V. Riso, Jr. President & Chief Executive Officer (212) 446-1414 triso@carereit.com	Steven M. Sherwyn Chief Financial Officer & Treasurer (212) 446-1407 ssherwyn@carereit.com

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